Exhibit 4.1

Exhibit 4.1

COMMON STOCK

apogee

COMMON STOCK

63401

INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

APOGEE ENTERPRISES, INC.

THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN.

THIS CERTIFIES THAT

CUSIP 037598 109

SEE REVERSE FOR CERTAIN DEFINITIONS

Is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.331/3 PER SHARE OF

APOGEE ENTERPRISES, INC.

transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

.Secretary

Chief executive officer

COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A.

BY

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Apogee Enterprises, Inc. and Wells Fargo Bank, National Association, dated as of November 12, 2001, as amended to date (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Apogee Enterprises, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Apogee Enterprises, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Associate or Affiliate thereof (as defined in the Rights Agreement), or certain transferees of such Person, may become null and void.

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws of regulations:

TEN COM – as tenants in common

UNIF GIFT MIN ACT– Custodian .

TEN ENT – as tenants by the entireties

(Cust) (Minor)

JT TEN – as joint tenants with right

of survivorship and not as tenants in common

Act

under Uniform Gifts to Minors

(State)

Additional abbreviations may also be used though not in the above list.

For Value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated,

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.